EXHIBIT 10.45

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease, dated as of August 4, 2008, (Second Amendment), between New Brighton 14th Street LLC, a Minnesota limited liability company (Landlord) and Transoma Medical, Inc., a Delaware corporation (Tenant).

WITHNESSETH, that:

WHEREAS, Landlord and Tenant entered into a Lease dated October 1, 2007; and amended February 26, 2008, whereby Landlord has leased to Tenant certain premises located at 119 14th Street NW, New Brighton, MN consisting of the Leased Premises as defined in the Lease; and

WHEREAS, Landlord and Tenant desire and intend hereby to further amend the Lease as specifically hereinafter set forth and provided.

NOW, THEREFORE, in consideration of the above Premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Landlord and Tenant agree that:

1.                  The Lease Commencement date shall be July 1, 2008

2.                  The Lease Expiration Date shall be June 30, 2020.

3.                  The Premises contains 115,667 of Rentable Area.

EXCEPT as expressly amended or supplemented herein, the Lease shall remain and continue in full force and effect.

IN WITNESS WHEREOF, this Amendment is hereby executed and delivered as of the date first above written.

LANDLORD:		TENANT:

NEW BRIGHTON 14TH STREET LLC		TRANSOMA MEDICAL, INC.

By:	/s/ Authorized Signatory	By:	/s/ Charles Coggin

Its:	Manager	Its:	VP and CFO